PROXY VOTE

At a Special Meeting of
Shareholders of the Fund, held at
the offices of Gemini Fund
Services, LLC, 80 Arkay Drive,
Suite 110, Hauppauge, NY 11788,
on Friday, October 30, 2015,
shareholders of record as of the
close of business on September
4, 2015 voted to approve the
following proposal:

            Proposal 1: To Elect a new
Trustee

                                    Shares
Voted                       Shares Voted
Against
                                     	     In
Favor                                  or
Abstentions

12,293,980                                    8
78,966

At a Special Meeting of
Shareholders of the Fund, held at
the offices of Gemini Fund
Services, LLC, 80 Arkay Drive,
Suite 110, Hauppauge, NY 11788,
on Monday, November 16, 2015,
shareholders of record as of the
close of business on September
4, 2015 voted to approve the
following proposal:

Proposal: To approve a new
investment Advisory Agreement
between the Fund and Behringer
Advisors, LLC.
                                   Shares
Voted                       Shares Voted
Against
                                     	     In
Favor                                  or
Abstentions

6,909,137                             255,8
10